                                                                   WARRANT NO. 1

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THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED
BY THE HOLDER SOLELY FOR ITS OWN ACCOUNT FOR THE PURPOSE OF INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION OF ANY THEREOF. NEITHER THIS WARRANT NOR SUCH SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED OR ENCUMBERED EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS HEREOF.

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                                     WARRANT

                                       to

                                    Purchase

                                250,000 shares of

                                  COMMON STOCK

                                       of

                        ALGOS PHARMACEUTICAL CORPORATION

********************************************************************************

               This certifies that, for value received and in reliance upon, and subject to, the agreements and representations contained herein, including, without limitation, in Article V hereof, BIOTECH TARGET S.A. (the "HOLDER," which term shall also include any transferee who acquires this Warrant in accordance with the terms of Article III hereof) is entitled to purchase from Algos Pharmaceutical Corporation, a Delaware corporation (the "COMPANY"), during the period specified in Section 1.1, at a purchase price of $25.00 per share (the "EXERCISE PRICE") Two Hundred and Fifty Thousand (250,000) fully paid and non-assessable shares (the "WARRANT SHARES") of the Company's Common Stock, par value $.0l per share (the "COMMON STOCK"), upon and subject to the terms and conditions set forth in this Warrant. The Exercise Price and the number of Warrant Shares purchasable upon exercise of this Warrant are subject to adjustment from time to time as provided in Article II.



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                                   ARTICLE I.

                              EXERCISE OF WARRANTS

        1.1. Exercise Period. Subject to the provisions of Article III of this Warrant, this Warrant may be exercised after November 9, 1999. Unless exercised, this Warrant shall automatically expire at 5:00 p.m. New York, New York time on November 9, 2003 (the "EXPIRATION DATE").

        1.2. Method of Exercise. Subject to the provisions of Article III of this Warrant, to exercise this Warrant in whole or in part, the Holder shall deliver to the Company at the address specified in Section 8.9 hereof: (i) a written notice, substantially in the form of the Exercise Notice appearing at the end of this Warrant, of its election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) a certified or official bank check payable to the order of the Company in an amount equal to the aggregate Exercise Price of the number of shares of Common Stock being purchased, as adjusted as provided in Article II hereof, and (iii) this Warrant. The Company shall as promptly as practicable, and in any event within 20 days after receipt by the Company of such notice, execute and deliver or cause to be executed and delivered, in accordance with said notice, a certificate or certificates representing the aggregate number of shares of Common Stock, specified in such notice, issued in the name of the Holder. Such certificate or certificates shall be deemed to have been issued to the Holder, and the Holder shall be deemed for all purposes to have become a holder of record of such shares as of the date notice and payment is received by the Company. If this Warrant shall have been exercised only in part, the Company shall at the time of delivery of said certificate or certificates deliver to the Holder a new Warrant evidencing the right of the Holder to purchase the remaining Warrant Shares, which new warrant shall in all other respects be identical to this Warrant or, at the request of the Holder, appropriate notation shall be made on this Warrant and the same returned to the Holder.

        1.3. Warrant Shares Fully Paid. All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable.

                                   ARTICLE II.

             DISTRIBUTIONS, REORGANIZATIONS, CONVERSION AND MERGERS

        2.1. Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (a) a reorganization of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (b) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (c) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then the Company shall provide the Holder

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


with not less than thirty (30) days, prior written notice of such event and an opportunity to exercise this Warrant prior to the consummation of such event, so that, as a part of such reorganization, merger, consolidation, sale or transfer, the Holder shall be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer. If the Holder does not exercise this Warrant prior to or simultaneously with any such reorganization, consolidation, merger, sale, transfer or other disposition, this Warrant shall be canceled. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall agree to deliver to the Holder upon its exercise and payment of the Exercise Price then in effect, such shares of stock, securities or assets, as, in accordance with the foregoing provisions, such Holder would be entitled to purchase.

        2.2. Reclassification, etc. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities or any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 2.

        2.3. Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

        2.4. Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion thereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible Stockholders, shall have become entitled to receive, without payment therefore, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefore, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such Holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 2.

        2.5. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 2, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request, at any time, of such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (a) such adjustments and readjustments; (b) the Exercise Price at the time in effect; and (c) the number of shares and the amount, if any, of other property that at that time would be received upon the exercise of the Warrant.

        2.6. No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

        2.7. Notifications by the Company. If any time prior to the expiration of this Warrant:

               (i)  an event described under Section 2.2, 2.3 or 2.4 occurs; or

               (ii) there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall give notice of such action to the Holder and, if applicable, notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or distribution or the date on which such conversion, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of the Company's capital stock of record shall participate in such dividend or distribution, or shall be entitled to exchange their capital stock or securities or other property deliverable upon such conversion, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given not less than 20 days prior to the action in question and not less than 10 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto. The notice required pursuant to this Section 2.7 is in addition to any other notice the Company is required to provide pursuant to Sections 2.1 and 2.5 hereof.

        2.8. Successive Application. The foregoing provisions of this Article II shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of the Company's capital stock, and to successive consolidations, mergers and sales.

        2.9. Basis for Adjustments. Any adjustment effected pursuant to this
Article II shall be made on the basis of the number of Warrant Shares which the Holder would have been entitled to acquire by exercise of this warrant immediately prior to the event giving rise to the adjustment, and to the Exercise Price hereunder, per share, on the basis of the respective Exercise Price in effect immediately prior to the event giving rise to the adjustment. Promptly upon the occurrence of each adjustment hereunder, the President or a Vice President of the Company shall give written notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                                  ARTICLE III.

                      RESTRICTIONS ON EXERCISE AND TRANSFER

        3.1. Restrictions on Exercise and Transfer. Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant shall not be exercisable or transferable, in whole or in part, and the related Warrant Shares shall not be transferable except with either the prior written consent of the Company or upon satisfaction of the conditions specified in Section 3.2, which conditions are intended, among other things, to insure compliance with the provisions of the Act in respect of the exercise or transfer of this Warrant or transfer of the Warrant Shares.

        3.2. Conditions of Exercise and Transfer. The Holder, by its acceptance hereof, agrees that it will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of this Warrant, in whole or in part, or any Warrant Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of this Warrant, in whole or in part, or any of the Warrant Shares) or exercise this Warrant, in whole or in part, except in compliance with the Act, and the rules and regulations thereunder, and state securities laws. If this Warrant (or any portion thereof) or any of the Warrant Shares are offered, sold, transferred, pledged, hypothecated or otherwise disposed of or exercised in accordance with an exemption from the registration requirements of the Act, the Holder shall deliver to the Company (and to the transfer agent with respect to the Company's Common Stock if so requested by the Company) prior to the time of such offer, sale, transfer, pledge or other disposition or exercise such documentation (including, without limitation, opinions of counsel) as the Company may request in connection therewith.

        3.3. Non-Recognition of Prohibited Transfers. Any transfer or attempt to transfer this Warrant, in whole or in part, and/or any of the Warrant Shares otherwise than in accordance with the terms and conditions of this Warrant Agreement, or to a person younger than 18 years of age, shall be void and shall not be binding upon the Company, and the purported transferee thereof shall not be deemed to be the holder of such Warrants and/or Warrant Shares, nor entitled to any of the rights of a holder thereof. The Company may refuse the transfer of any Warrant and/or Warrant Shares on its books or records attempted to be made in violation of this Agreement.

                                   ARTICLE IV.

                        CERTAIN COVENANTS OF THE COMPANY

        4.1. Reservation of Shares. The Company covenants and agrees that it will reserve and set apart and have at all times, free from preemptive rights, a number of shares of Common Stock deliverable upon the exercise of this Warrant sufficient to enable it at any time to fulfill its obligations under this Warrant.

        4.2. Binding Effect. This Warrant shall be binding upon any corporation succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

                                   ARTICLE V.

                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

        5.1. Investment Intention. The Purchaser represents and warrants that it is purchasing this Warrant and the Warrant Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution of any thereof.

        5.2. Ability to Bear Risk. The Purchaser represents and warrants that
(a) its financial situation is such that it can afford to bear the economic risk of holding the unregistered Warrant and Warrant Shares for an indefinite period and (b) it can afford to suffer the complete loss of its investment in the Warrant and Warrant Shares.

        5.3. Access to Information; Evaluation of Risks. The Purchaser represents and warrants that (a) it is an accredited investor, as the term is defined in Regulation D under the Act, and that it understands and has taken cognizance of all the risk factors related to the purchase of this Warrant and the Warrant Shares, (b) it has received and carefully reviewed the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "ANNUAL REPORT"), the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1998 and June 30, 1998 (the "QUARTERLY REPORTS") and the Company's press releases dated August 19, 1998, September 14, 1998, September 24, 1998 and October 20, 1998 (the "PRESS RELEASES") and has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the purchase of the Warrants and to obtain any additional information which it deems necessary to make an informed investment decision with respect to the purchase of the Warrant and to verify the accuracy of the information contained in the Annual Report, the Quarterly Reports and the Press Releases and (c) its knowledge and experience in financial and business matter is such that it is capable of evaluating the risks of the investment in this Warrant and the Warrant Shares.

        5.4. Federal Securities Laws Matters. The Purchaser represents that it is familiar with Release No. 5226 issued by the Securities and Exchange Commission (the "COMMISSION") under the Act, it has consulted with its counsel with regard thereto, and it is fully aware of the position of the Commission limiting the resale to the public of this Warrant or any of the Warrant Shares

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or any part thereof.

                                   ARTICLE VI.

                               REGISTRATION RIGHTS

        6.1. On or prior to November 9, 1999, the Company shall prepare and cause to be filed with the Commission pursuant to Rule 415 under the Act a shelf registration statement on the appropriate form relating to the offer and sale by the Company of the Warrant Shares to the Holder upon exercise of this Warrant and resales of the Warrant Shares by the Holder (the "REGISTRATION STATEMENT"). The Purchaser agrees to fully cooperate with the Company in connection with the preparation and filing of the Registration Statement, including, without limitation, by providing the Company with such information about the Purchaser for inclusion in the Registration Statement as may be required by the Act, and the Company's obligations under this Article VI shall be contingent upon the Purchaser complying with its obligations set forth in this sentence.

        6.2. The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as promptly as practicable following the filing thereof.

        6.3. The Company shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Act until the Expiration Date or such shorter period as will terminate on the earlier of (a) the date when all the Warrants covered by the Registration Statement have been exercised and (b) the date on which the Purchaser and its affiliates no longer own any of the Warrants. Notwithstanding the foregoing, the Company shall not be required to keep the Registration Statement effective in the event that (i) an event occurs and is continuing as a result of which the Registration Statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii)(A) the Company determines in its good faith judgment that the disclosure of such event at such time would have an adverse effect on the business, operations or prospects of the Company or (B) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed; which period shall not exceed an aggregate of 60 days in any twelve-month period. The Purchaser agrees to give the Company at least one Business Day notice of its intent to exercise this Warrant and receive Warrant Shares under the Registration Statement so that the Company can confirm that no event mentioned in the preceding sentence has occurred and that the Registration Statement is available for such use. The term "BUSINESS DAY" as used herein means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

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


                                  ARTICLE VII.

                                    INDEMNITY

        7.1. The Company agrees to indemnify and hold harmless the Holder, its directors, officers and each person, if any, who controls the Holder (within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to the Holder or any prospective purchaser of registered Warrant Shares, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by (i) an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to the Holder furnished in writing to the Company by or on behalf of the Holder or (ii) an untrue statement or omission or alleged untrue statement or omission that is corrected in any subsequent Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) that was delivered to the Holder by the Company.

        7.2. The Holder agrees to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company set forth in section 7.1 above, but only with reference to information relating to the Holder furnished in writing to the Company by or on behalf of the Holder expressly for use in any Registration Statement, insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that was corrected in writing by the Holder and delivered to the Company for use in the Registration Statement at issue prior to the date of such Registration Statement.

        7.3. In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7.1 or 7.2 (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7.1 and 7.2, the Holder shall not be required to assume the defense of such action pursuant to this Section 7.3, but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the

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expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party or (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party. In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Holder, in the case of the parties indemnified pursuant to
Section 7.1, and by the Company, in the case of parties indemnified pursuant to
Section 7.2. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

        8.1. Entire Agreement. This Warrant constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

        8.2. Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Holder and their respective heirs, legal representatives, successors and permitted assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Holder, or their respective legal representatives, successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

        8.3. Amendments and Waivers. This Warrant may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a

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breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

        8.4. Assignment. Neither this Warrant nor any rights, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Holder, except in compliance with the provisions of Article III.

        8.5. Section and Other Headings. The Article, Section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

        8.6. Limitations of Liability; Not Stockholders. No provision of this Warrant shall be construed as conferring upon the Holder the right to vote, consent, receive dividends or receive notice other than as expressly provided herein in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

        8.7. Loss, Destruction, Etc. of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant and, in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section 8.7 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company.

        8.8. Law Governing. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to its conflicts of law principles.

        8.9. Notices. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

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                if to the Company, to:

                Algos Pharmaceutical Corporation
                1333 Campus Parkway
                Neptune, New Jersey 07753
                Attention:  President and Chief Executive Officer

               with a copy to:

               Algos Pharmaceutical Corporation
               1333 Campus Parkway
               Neptune, New Jersey 07753
               Attention:  General Counsel

               and

               Latham & Watkins
               885 Third Avenue
               New York, New York  10022
               Attention:  Raymond Y. Lin

                if to the Holder:

               Biotech Target S.A.
               Swiss Bank Tower
               Panama 1
               Republic of Panama

        with a copy to:

               Baker & McKenzie
               815 Connecticut Avenue, N.W.
               Washington, D.C. 20006-4078
               Attention: Thomas J. Egan, Jr.

Except as otherwise provided herein, all such notices and communications shall be deemed to have been received when delivered personally, on the date of delivery thereof, or when mailed, on the fifth business day after the mailing thereof.

        8.10. Separability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

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        8.11. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the then applicable Exercise Price of a share of Common Stock as of the date of such exercise.

        8.12. Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

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        IN WITNESS WHEREOF, each of the parties hereto has signed, or caused this Warrant to be signed by its duly authorized officer, as of November 9, 1998.

                                            ALGOS PHARMACEUTICAL CORPORATION

                                            By: /s/ W. Bradford Middlekauff
                                               ---------------------------------


                                            BIOTECH TARGET S.A.

                                            By: /s/ A. Hove
                                               ---------------------------------
                                                A. Hove
                                                Title: Signatory Authority


                                            BIOTECH TARGET S.A.

                                            By: /s/ A. Bremer
                                               ---------------------------------
                                                A. Bremer
                                                Title: Signatory Authority


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                                 EXERCISE NOTICE

                 (To be executed upon exercise of this Warrant)

ALGOS PHARMACEUTICAL CORPORATION

        The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase ________ shares of Common Stock covered by this Warrant and herewith tenders payment for such Warrant Shares by certified or official bank check payable to the order of ALGOS PHARMACEUTICAL CORPORATION in the amount of $_____________ in accordance with the terms of this Warrant. The undersigned requests that (a) a certificate for such Warrant Shares be registered in the name of __________________* and that such certificates be delivered to __________________________________whose address is
___________________________________ and (b) if such shares do not include all of the shares issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the Warrant Shares issuable hereunder be delivered to ___________________________.*


Date______________________                      Signature_______________________

                                                Social Security Number__________

                                                Address_________________________




--------------------
* Either the Holder or a transferee approved in accordance with Article III of this Warrant.

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